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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated January 31, 2000, with respect to the consolidated statements of income, shareholders' equity and cash flows and the financial statement schedule of Jones Pharma Incorporated for the year ended December 31, 1999, not presented separately herein, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32072, 333-45276, 333-45284, 333-70203 and 333-73053) and in the
Registration Statements on Form S-3 (Nos. 333-64544 and 333-82126) of King Pharmaceuticals, Inc. of our report dated January 31, 2000, relating to the consolidated statements of income, shareholders' equity and cash flows and the financial statement schedule of Jones Pharma Incorporated, included in the Annual Report on Form 10-K of King Pharmaceuticals, Inc. for the year ended December 31, 2001.

                                         /s/ Ernst & Young LLP


St. Louis, Missouri
March 27, 2002